CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49759 and 33-104144) of First South Bancorp, Inc. of our report dated March 4, 2004 relating to the financial statements which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
March 11, 2005